EXHIBIT 31.2

CERTIFICATION

I, Stefan Wenger, certify that:

(1)	I have reviewed this Quarterly Report on Form 10-Q/A of Royal Gold, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 5, 2016

/s/ Stefan Wenger
Stefan Wenger
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)